EXHIBIT 99.1

Dolby Laboratories Reports Fourth Quarter and Fiscal 2019 Financial Results

SAN FRANCISCO, Nov. 14, 2019 (GLOBE NEWSWIRE) -- Dolby Laboratories, Inc. (NYSE:DLB) today announced the Company's financial results for the fourth quarter and fiscal year that ended September 27, 2019. For the fourth quarter, Dolby reported total revenue of $298.8 million, compared to $240.6 million for the fourth quarter of fiscal 2018. For fiscal 2019, Dolby reported total revenue of $1.24 billion, compared to $1.05 billion for fiscal 2018.

“We achieved solid financial performance in 2019 and continued to build momentum for the combined Dolby Vision and Dolby Atmos experience, highlighted by new offerings from Apple and Disney,” said Kevin Yeaman, President and CEO, Dolby Laboratories. “We also introduced Dolby Atmos music, a completely new way for artists to create and fans to experience music, which is now available on Amazon Echo Studio and Amazon Music HD.”

Fourth quarter GAAP net income was $43.9 million, or $0.43 per diluted share, compared to GAAP net income of $26.7 million, or $0.25 per diluted share, for the fourth quarter of fiscal 2018. On a non-GAAP basis, fourth quarter net income was $67.6 million, or $0.66 per diluted share, compared to non-GAAP net income of $23.5 million, or $0.22 per diluted share, for the fourth quarter of fiscal 2018. Fourth quarter cash flows from operations was $130.5 million, compared to $111.7 million for the fourth quarter of fiscal 2018. A complete listing of Dolby's non-GAAP measures are described and reconciled to the corresponding GAAP measures at the end of this release.

Fiscal 2019 GAAP net income was $255.2 million, or $2.44 per diluted share, compared to $41.7 million, or $0.39 per diluted share for fiscal 2018. On a non-GAAP basis, fiscal 2019 net income was $334.6 million, or $3.20 per diluted share, compared to $215.8 million, or $2.02 per diluted share, for fiscal 2018. Fiscal 2019 cash flows from operations was $327.7 million, compared to $352.2 million for fiscal 2018.

As previously indicated, Dolby adopted Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (ASC 606) in the first quarter of fiscal 2019, and today’s announced results and the financial outlook are presented in accordance with that new revenue standard. Dolby adopted ASC 606 using the full retrospective transition method, therefore all prior periods are also presented in accordance with the new revenue standard. Included at the end of this press release are financial results for fiscal 2017, fiscal 2018, and the four quarters of fiscal 2018, as adjusted in accordance with ASC 606.

Dividend

Today, Dolby announced a cash dividend of $0.22 per share of Class A and Class B common stock, payable on December 4, 2019, to stockholders of record as of the close of business on November 26, 2019.

Financial Outlook

First Quarter Fiscal 2020

Dolby is providing the following estimates for its first quarter of fiscal 2020:

  Total revenue will range from $275 million to $295 million
  Gross margin percentages will be approximately 88% on a GAAP basis and approximately 89% on a non-GAAP basis
  Operating expenses will range from $214 million to $220 million on a GAAP basis and from $192 million to $198 million on a non-GAAP basis
  Effective tax rate will range from 18% to 21% on both a GAAP basis and non-GAAP basis
  Diluted earnings per share will range from $0.27 to $0.33 on a GAAP basis and from $0.45 to $0.51 on a non-GAAP basis

Fiscal Year 2020

Dolby is providing the following estimates for its fiscal year 2020:

  Total revenue will range from $1.30 billion to $1.35 billion
  Gross margin percentages will range from 87% to 88% on a GAAP basis and from 88% to 89% on a non-GAAP basis
  Operating expenses will range from $829 million to $849 million on a GAAP basis and from $740 million to $760 million on a non-GAAP basis
  Effective tax rate will range from 18% to 21% on both a GAAP basis and non-GAAP basis
  Diluted earnings per share will range from $2.64 to $2.74 on a GAAP basis and from $3.40 to $3.50 on a non-GAAP basis

Conference Call Information

Members of Dolby management will lead a conference call open to all interested parties to discuss fourth quarter and fiscal 2019 financial results for Dolby Laboratories at 2:00 p.m. PT (5:00 p.m. ET) on Thursday, November 14, 2019. Access to the teleconference will be available over the Internet from http://investor.dolby.com/event-calendar or by dialing 1-888-394-8218. International callers can access the conference call at 1-323-701-0225.

A replay of the call will be available from 5:00 p.m. PT on Thursday, November 14, 2019, until 8:59 p.m. PT on Thursday, November 21, 2019, by dialing 1-844-512-2921 (international callers can access the replay by dialing 1-412-317-6671) and entering the confirmation code 1707606. An archived version of the teleconference will also be available on the Dolby website, www.dolby.com.

Non-GAAP Financial Information

To supplement Dolby's financial statements presented on a GAAP basis, Dolby provides certain non-GAAP financial measures to provide investors with an additional tool to evaluate Dolby's operating results in a manner that focuses on what Dolby's management believes to be its ongoing business operations. Specifically, we exclude the following as adjustments from one or more of our non-GAAP financial measures:

Stock-based compensation expense: Stock-based compensation, unlike cash-based compensation, utilizes subjective and complex assumptions in the methodologies used to value the various stock-based award types that we grant. These assumptions may differ from those used by other companies. To facilitate more meaningful comparisons between our underlying operating results and those of other companies, we exclude stock-based compensation expense.

Amortization of acquisition-related intangibles: We amortize intangible assets acquired in connection with acquisitions. These intangible assets consist of patents and technology, customer relationships, and other intangibles. We record amortization charges relating to these intangible assets in our GAAP financial statements, and we view these charges as items arising from pre-acquisition activities that are determined by the timing and valuation of our acquisitions. As these amortization charges do not directly correlate to our operations during any particular period, and often remain unchanged between reporting periods, we exclude these charges to facilitate an evaluation of our current operating results and comparisons to our past operating performance.

Restructuring charges: Restructuring charges are costs associated with restructuring plans and primarily relate to costs associated with exit or disposal activities, employee severance benefits, and asset impairments. We exclude restructuring costs, including any adjustments to charges recorded in prior periods, as we believe that these costs are not representative of our normal operating activities and therefore, excluding these amounts enables a more effective comparison to our past operating performance.

Income tax adjustments: We believe that excluding the income tax effect of the aforementioned non-GAAP adjustments provides a more accurate view of our underlying operating results to management and investors.

Impact from Tax Reform: The enactment of the U.S. Tax Cuts and Jobs Act (Tax Reform), and any related amendments or revisions, requires certain discrete and infrequent charges that are not representative of current operating results and therefore, excluding these amounts enables a more effective comparison to our past operating performance.

Using the aforementioned adjustments, Dolby provides various non-GAAP financial measures including, but not limited to: non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, and non-GAAP effective tax rate. Dolby's management believes it is useful for itself and investors to review both GAAP and non-GAAP measures to assess the performance of Dolby's business. Dolby's management does not itself, nor does it suggest that investors should, consider non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Whenever Dolby uses non-GAAP financial measures, it provides a reconciliation of the non-GAAP financial measures to the most closely applicable GAAP financial measures. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as detailed above. Investors are also encouraged to review Dolby's GAAP financial statements as reported in its US Securities and Exchange Commission (SEC) filings. A reconciliation between GAAP and non-GAAP financial measures is provided at the end of this press release and on the Dolby investor relations website, http://investor.dolby.com.

Forward-Looking Statements

Certain statements in this press release, including, but not limited to, statements relating to Dolby's expected financial results for the first quarter of fiscal 2020 and fiscal 2020, our ability to advance our long-term objectives and future dividend payments are "forward-looking statements" that are subject to risks and uncertainties. These forward-looking statements are based on management's current expectations, and as a result of certain risks and uncertainties, actual results may differ materially from those projected. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: risks associated with trends in the markets in which Dolby operates, including the Broadcast, Mobile, Consumer Electronics, PC, Cinema, and Other Markets; the loss of, or reduction in sales by, a key customer or licensee; pricing pressures; risks associated with the rate at which OEMs include optical disc playback in Windows® devices and the rate of consumer adoption of Windows operating systems; risks that the continued shift from disc-based media to online media content could result in fewer devices with Dolby technologies; risks associated with the effects of macroeconomic conditions, including trends in consumer spending; risks relating to conducting business internationally, including trade restrictions and changes in diplomatic or trade relationships; risks relating to the expiration of patents; the timing of Dolby's receipt of royalty reports and payments from its licensees, including recoveries; the impact of Tax Reform; timing of revenue recognition under licensing agreements and other contractual arrangements; Dolby's ability to develop, maintain, and strengthen relationships with industry participants; Dolby's ability to develop and deliver innovative technologies in response to new and growing markets; competitive risks; risks associated with conducting business in China and other countries that have historically limited recognition and enforcement of intellectual property and contractual rights; risks associated with the health of the motion picture industry generally; Dolby's ability to increase its revenue streams and to expand its business generally, and to expand its business beyond audio technologies to other technologies; risks associated with acquiring and successfully integrating businesses or technologies; and other risks detailed in Dolby's SEC filings and reports, including the risks identified under the section captioned "Risk Factors" in its most recent quarterly report on Form 10-Q. Dolby disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

About Dolby Laboratories

Dolby Laboratories (NYSE:DLB) is based in San Francisco with offices in over 20 countries around the globe. Dolby transforms the science of sight and sound into spectacular experiences. Through innovative research and engineering, we create breakthrough experiences for billions of people worldwide through a collaborative ecosystem spanning artists, businesses, and consumers. The experiences people have - with Dolby Cinema, Dolby Vision, Dolby Atmos, Dolby Audio, Dolby Dimension, and Dolby Voice - revolutionize entertainment and communications at the cinema, on the go, in the home, and at work.

Dolby, Dolby Atmos, Dolby Audio, Dolby Cinema, Dolby Dimension, Dolby Vision, Dolby Voice, and the double-D symbol are among the registered and unregistered trademarks of Dolby Laboratories, Inc. in the United States and/or other countries. Other trademarks remain the property of their respective owners. DLB-F

DOLBY LABORATORIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts; unaudited)

	Fiscal Quarter Ended		Fiscal Year-To-Date Ended
	September 27, 2019	September 28, 2018 (as adjusted)	September 27, 2019	September 28, 2018 (as adjusted)
Revenue:
Licensing	$264,796	$214,699	$1,107,280	$940,777
Products and services	34,031	25,872	134,340	113,823
Total revenue	298,827	240,571	1,241,620	1,054,600

Cost of revenue:
Cost of licensing	16,770	10,603	57,531	42,583
Cost of products and services	29,190	20,656	103,323	84,979
Total cost of revenue	45,960	31,259	160,854	127,562

Gross margin	252,867	209,312	1,080,766	927,038

Operating expenses:
Research and development	60,191	60,500	237,871	236,794
Sales and marketing	82,149	85,760	343,835	309,762
General and administrative	53,013	50,498	205,425	197,423
Restructuring charges/(credits)	6,294	—	36,558	(446)
Total operating expenses	201,647	196,758	823,689	743,533

Operating income	51,220	12,554	257,077	183,505

Other income/expense:
Interest income	5,689	5,810	24,919	18,970
Interest expense	(64)	(47)	(170)	(198)
Other income/(expense), net	(594)	(464)	481	(5,903)
Total other income	5,031	5,299	25,230	12,869

Income before income taxes	56,251	17,853	282,307	196,374
Provision for income taxes	(12,316)	9,001	(26,802)	(154,069)
Net income including controlling interest	43,935	26,854	255,505	42,305
Less: net (income) attributable to controlling interest	(17)	(138)	(354)	(559)
Net income attributable to Dolby Laboratories, Inc.	$43,918	$26,716	$255,151	$41,746

Net income per share:
Basic	$0.44	$0.26	$2.51	$0.40
Diluted	$0.43	$0.25	$2.44	$0.39
Weighted-average shares outstanding:
Basic	100,481	103,349	101,629	103,377
Diluted	102,945	106,794	104,572	106,978

DOLBY LABORATORIES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands; unaudited)

	September 27, 2019	September 28, 2018 (as adjusted)
ASSETS
Current assets:
Cash and cash equivalents	$797,210	$918,063
Restricted cash	8,383	7,187
Short-term investments	119,146	178,138
Accounts receivable, net	189,115	166,133
Contract assets	195,651	165,959
Inventories, net	32,331	26,206
Prepaid expenses and other current assets	39,704	34,890
Total current assets	1,381,540	1,496,576
Long-term investments	179,587	187,782
Property, plant, and equipment, net	537,432	514,182
Goodwill and intangible assets, net	515,720	512,001
Deferred taxes	114,075	74,766
Other non-current assets	93,395	80,080
Total assets	$2,821,749	$2,865,387

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,212	$21,922
Accrued liabilities	268,144	243,128
Income taxes payable	3,506	2,680
Contract liabilities	19,991	17,468
Total current liabilities	306,853	285,198
Non-current contract liabilities	24,404	25,887
Other non-current liabilities	177,462	183,799
Total liabilities	508,719	494,884

Stockholders’ equity:
Class A common stock	58	61
Class B common stock	41	41
Additional paid-in capital	—	66,127
Retained earnings	2,327,877	2,313,539
Accumulated other comprehensive (loss)	(20,625)	(15,832)
Total stockholders’ equity – Dolby Laboratories, Inc.	2,307,351	2,363,936
Controlling interest	5,679	6,567
Total stockholders’ equity	2,313,030	2,370,503
Total liabilities and stockholders’ equity	$2,821,749	$2,865,387

DOLBY LABORATORIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands; unaudited)

	Fiscal Year-To-Date Ended
	September 27, 2019	September 28, 2018 (as adjusted)
Operating activities:
Net income including controlling interest	$255,505	$42,305
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	85,123	81,283
Stock-based compensation	76,580	71,249
Amortization of premium on investments	358	2,473
Provision for doubtful accounts	4,523	2,413
Deferred income taxes	(40,191)	61,059
Restructuring charge for exit of leased facility	33,251	—
Other non-cash items affecting net income	6,952	7,570
Changes in operating assets and liabilities:
Accounts receivable, net	(27,492)	100,129
Contract assets	(29,708)	(2,502)
Inventories	(16,098)	(6,602)
Prepaid expenses and other assets	(6,200)	(52,485)
Accounts payable and accrued liabilities	169	(29,019)
Income taxes, net	(2,186)	39,738
Contract liabilities	1,084	(59)
Other non-current liabilities	(13,996)	34,650
Net cash provided by operating activities	327,674	352,202

Investing activities:
Purchases of investment securities	(265,361)	(174,195)
Proceeds from sales of investment securities	200,636	123,058
Proceeds from maturities of investment securities	136,951	237,432
Purchases of property, plant, and equipment	(96,281)	(72,814)
Payments for business acquisitions, net of cash acquired	(14,919)	(22,852)
Purchase of intangible assets	(17,255)	(12,543)
Net cash (used in)/provided by investing activities	(56,229)	78,086

Financing activities:
Proceeds from issuance of common stock	57,346	106,162
Repurchase of common stock	(340,585)	(150,470)
Payment of cash dividend	(77,496)	(66,155)
Distribution to controlling interest	(1,015)	(1,022)
Shares repurchased for tax withholdings on vesting of restricted stock	(22,788)	(22,144)
Payment of deferred consideration for prior business combination	(743)	—
Net cash used in financing activities	(385,281)	(133,629)

Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(5,821)	(5,777)
Net increase/(decrease) in cash, cash equivalents, and restricted cash	(119,657)	290,882
Cash, cash equivalents, and restricted cash at beginning of period	925,250	634,368
Cash, cash equivalents, and restricted cash at end of period	$805,593	$925,250

GAAP to Non-GAAP Reconciliations
(in millions, except per share data; unaudited)

The following tables present Dolby's GAAP financial measures reconciled to the non-GAAP financial measures included in this release for the fourth quarter of fiscal 2019 and 2018 and fiscal 2019 and 2018:

Net income:	Fiscal Quarter Ended		Fiscal Year Ended
	September 27, 2019	September 28, 2018 (as adjusted)	September 27, 2019	September 28, 2018 (as adjusted)
GAAP net income	$43.9	$26.7	$255.2	$41.7
Stock-based compensation (1)	17.0	17.8	76.6	71.2
Amortization of acquisition-related intangibles (2)	3.1	1.9	9.9	7.7
Restructuring charges/(credits), net	6.3	—	36.5	(0.4)
Impact of Tax Reform	—	(33.1)	(18.2)	104.5
Income tax adjustments	(2.7)	10.2	(25.4)	(8.9)
Non-GAAP net income	$67.6	$23.5	$334.6	$215.8

(1) Stock-based compensation included in above line items:
Cost of products and services	0.4	0.4	1.7	1.6
Research and development	5.3	5.0	23.2	19.5
Sales and marketing	5.8	6.8	28.1	25.0
General and administrative	5.5	5.6	23.6	25.1

(2) Amortization of acquisition-related intangibles included in above line items:
Cost of licensing	0.6	0.6	2.4	2.5
Cost of products and services	1.2	0.5	3.1	2.2
Research and development	0.1	0.1	0.2	0.3
Sales and marketing	1.3	0.7	4.2	2.7
General and administrative	-0.1	0.0	0.0	0.0

Diluted earnings per share:	Fiscal Quarter Ended		Fiscal Year Ended
	September 27, 2019	September 28, 2018 (as adjusted)	September 27, 2019	September 28, 2018 (as adjusted)
GAAP diluted earnings per share	$0.43	$0.25	$2.44	$0.39
Stock-based compensation	0.17	0.16	0.73	0.67
Amortization of acquisition-related intangibles	0.03	0.02	0.09	0.07
Restructuring charges/(credits), net	0.06	—	0.35	—
Impact of Tax Reform	—	(0.31)	(0.17)	0.98
Income tax adjustments	(0.03)	0.10	(0.24)	(0.09)
Non-GAAP diluted earnings per share	$0.66	$0.22	$3.20	$2.02

Shares used in computing diluted earnings per share	103	107	105	107

The following tables present a reconciliation between GAAP and non-GAAP versions of the estimated financial amounts for the first quarter of fiscal 2020 and fiscal year 2020 included in this release:

Gross margin:	Q1 2020	Fiscal 2020
GAAP gross margin (low - high end of range)	88%	87% - 88%
Stock-based compensation	0.2%	0.2%
Amortization of acquisition-related intangibles	0.8%	0.8%
Non-GAAP gross margin (low - high end of range)	89%	88% - 89%

Operating expenses:	Q1 2020	Fiscal 2020
GAAP operating expenses (low - high end of range)	$214 - $220	$829 - $849
Stock-based compensation	(21)	(84)
Amortization of acquisition-related intangibles	(1)	(5)
Non-GAAP operating expenses (low - high end of range)	$192 - $198	$740 - $760

Diluted earnings per share:	Q1 2020		Fiscal 2020
	Low	High	Low	High
GAAP diluted earnings per share	$0.27	$0.33	$2.64	$2.74
Stock-based compensation	0.21	0.21	0.84	0.84
Amortization of acquisition-related intangibles	0.02	0.02	0.09	0.09
Income tax adjustments	(0.05)	(0.05)	(0.17)	(0.17)
Non-GAAP diluted earnings per share	$0.45	$0.51	$3.40	$3.50

Shares used in computing diluted earnings per share	104	104	103	103

Revenue Standard Adoption

The following tables contain restated summarized financial information resulting from the adoption of ASC 606. In the first quarter of fiscal 2019 we adopted Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (ASC 606), the new revenue recognition standard. ASC 606 replaces existing revenue recognition rules with a comprehensive revenue measurement and recognition standard. The Company adopted the new revenue standard utilizing the full retrospective method. Under this method, the new revenue standard is applied retrospectively to each prior period reported.

DOLBY LABORATORIES, INC.
INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts; unaudited)

	As adjusted to reflect ASC 606
	Fiscal Quarter Ended				Fiscal Year Ended
	December 29, 2017	March 30, 2018	June 29, 2018	September 28, 2018	September 28, 2018	September 29, 2017
Revenue:
Licensing	$270,172	$272,135	$183,771	$214,699	$940,777	$965,864
Products and services	29,355	27,587	31,009	25,872	113,823	114,313
Total revenue	299,527	299,722	214,780	240,571	1,054,600	1,080,177

Cost of revenue:
Cost of licensing	9,259	10,610	12,111	10,603	42,583	39,329
Cost of products and services	21,634	20,417	22,272	20,656	84,979	79,200
Total cost of revenue	30,893	31,027	34,383	31,259	127,562	118,529

Gross margin	268,634	268,695	180,397	209,312	927,038	961,648

Operating expenses:
Research and development	56,444	59,493	60,357	60,500	236,794	233,312
Sales and marketing	70,149	74,019	79,834	85,760	309,762	296,661
General and administrative	48,285	50,747	47,893	50,498	197,423	171,686
Restructuring charges/(credits)	(197)	(167)	(82)	—	(446)	12,856
Total operating expenses	174,681	184,092	188,002	196,758	743,533	714,515

Operating income/(Loss)	93,953	84,603	(7,605)	12,554	183,505	247,133

Other income/expense:
Interest income	3,781	3,892	5,487	5,810	18,970	9,577
Interest expense	(35)	(29)	(87)	(47)	(198)	(127)
Other income/(expense), net	(1,152)	(684)	(3,603)	(464)	(5,903)	(1,438)
Total other income/expense	2,594	3,179	1,797	5,299	12,869	8,012

Income (loss) before income taxes	96,547	87,782	(5,808)	17,853	196,374	255,145
Provision for income taxes	(149,705)	(22,432)	9,067	9,001	(154,069)	(48,039)
Net income (loss) including controlling interest	(53,158)	65,350	3,259	26,854	42,305	207,106
Less: net (income) attributable to controlling interest	(144)	(134)	(143)	(138)	(559)	(625)
Net income/(loss) attributable to Dolby Laboratories, Inc.	$(53,302)	$65,216	$3,116	$26,716	$41,746	$206,481

Net/(loss) income per share:
Basic	(0.52)	0.63	0.03	0.26	0.40	2.03
Diluted	(0.52)	0.61	0.03	0.25	0.39	2.00
Weighted-average shares outstanding:
Basic	102,552	103,771	103,836	103,349	103,377	101,784
Diluted	102,552	107,001	106,950	106,794	106,978	103,286

The following table presents the composition of our licensing revenue:

	As adjusted to reflect ASC 606
	Fiscal Quarter Ended				Fiscal Year Ended
	December 29, 2017	March 30, 2018	June 29, 2018	September 28, 2018	September 28, 2018	September 29, 2017
Market:
Broadcast	41%	33%	46%	48%	41%	44%
Mobile	22%	25%	11%	1%	16%	15%
CE	14%	14%	15%	19%	15%	13%
PC	8%	16%	9%	12%	11%	13%
Other	15%	12%	19%	20%	17%	15%
Total revenue	100%	100%	100%	100%	100%	100%

Investor Contact:
Jason Dea
Dolby Laboratories, Inc.
415-357-7002
investor@dolby.com

Media Contact:
Karen Hartquist
Dolby Laboratories, Inc.
415-505-8357
karen.hartquist@dolby.com